Exhibit 99.1

Pixelworks Reports Second Quarter 2012 Financial Results
SAN JOSE, Calif., July 19, 2012 -- Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the second quarter ended June 30, 2012.

Second quarter 2012 revenue was $15.5 million, compared to $14.3 million reported in the prior quarter and $15.7 million in the second quarter of 2011. The 8.4% sequential increase in revenue was driven by improvement in demand for the Company's products sold in the digital projection and advanced TV markets. Second quarter revenue also included higher licensing revenue compared to the previous quarter.

On a GAAP basis, gross profit margin in the second quarter of 2012 was 49.3%, compared to 54.5% in the first quarter and 47.3% in the second quarter of 2011. The sequential decline in gross profit was primarily driven by a shift in product mix within both the digital projector and advanced TV end markets, partially offset by higher licensing revenue recognized during the second quarter of 2012. Second quarter GAAP operating expenses were $8.5 million, compared to $9.1 million in the previous quarter and $9.2 million in the second quarter of 2011. For the second quarter of 2012, the Company recorded a GAAP net loss of $1.1 million, or $0.06 per share, compared to a GAAP net loss of $0.6 million, or $0.04 per share, in the first quarter and a GAAP net loss of $2.1 million, or $0.13 per share, in the second quarter of 2011.

On a non-GAAP basis, second quarter gross profit margin was 50.6%, compared to 55.7% in the first quarter and 48.3% in the second quarter of 2011. Second quarter operating expenses on a non-GAAP basis were $8.1 million, compared to $8.6 million in the prior quarter and $8.7 million in the second quarter of 2011. On a non-GAAP basis, net loss during the second quarter was $0.3 million, or $0.02 per share, compared with a net loss of $0.1 million, or $0.01 per share, in the first quarter and a net loss of $1.4 million, or $0.09 per share, in the second quarter of 2011.

“Revenue for the quarter came in at the high end of our guidance range driven by the ramping of our new Topaz family of products for the projector market and significant year over year increase in sales of our advanced TV solutions,” said Bruce Walicek, President and CEO of Pixelworks, “During the quarter Pixelworks continued to demonstrate its display technology leadership  through key engagements with major customers and partners.”

The Company will discuss the details of its business outlook for the third quarter of 2012 during its conference call scheduled for today, July 19, 2012, at 2:00 p.m. Pacific Time.

Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 866-831-6224 and using passcode 18720064. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through Thursday, July 26, 2012, and can be accessed by calling 888-286-8010 and using passcode 87552817.

About Pixelworks, Inc.
Pixelworks, headquartered in San Jose, California, is an innovative designer, developer and marketer of video and pixel processing technology, semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
For more information, please visit the Company's Web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share which excludes stock-based compensation expense, gain on sale of patents, gain on the sale of marketable securities and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The press release also reconciles GAAP net loss and adjusted EBITDA which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.
Safe Harbor Statement
This release contains statements, including, without limitation, the statements in Bruce Walicek's quote that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; and our lower cash position as a result of our debt repurchases. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2012	2011
Revenue, net	$15,524	$14,330	$15,690	$29,854	$30,390
Cost of revenue (1)	7,865	6,521	8,271	14,386	16,399
Gross profit	7,659	7,809	7,419	15,468	13,991
Operating expenses:
Research and development (2)	4,715	5,093	5,554	9,808	11,549
Selling, general and administrative (3)	3,792	4,019	3,657	7,811	7,491
Total operating expenses	8,507	9,112	9,211	17,619	19,040
Loss from operations	(848)	(1,303)	(1,792)	(2,151)	(5,049)
Interest expense and other, net	(101)	(98)	(140)	(199)	(306)
Gain on sale of patents	—	—	—	—	1,600
Gain on sale of marketable securities	—	—	—	—	264
Total other income (expense), net	(101)	(98)	(140)	(199)	1,558
Loss before income taxes	(949)	(1,401)	(1,932)	(2,350)	(3,491)
Provision (benefit) for income taxes	150	(763)	126	(613)	35
Net loss	$(1,099)	$(638)	$(2,058)	$(1,737)	$(3,526)
Net loss per share - basic and diluted	$(0.06)	$(0.04)	$(0.13)	$(0.10)	$(0.24)
Weighted average shares outstanding - basic and diluted	18,238	18,029	15,839	18,133	14,710
——————
(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$156	$132	$132	$288	$218
Stock-based compensation	37	39	32	76	59
(2) Includes stock-based compensation	183	222	209	405	410
(3) Includes stock-based compensation	256	241	264	497	511

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2012	2011
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,659	$7,809	$7,419	$15,468	$13,991
Additional amortization of non-cancelable prepaid royalty	156	132	132	288	218
Stock-based compensation	37	39	32	76	59
Total reconciling items included in cost of revenue	193	171	164	364	277
Non-GAAP gross profit	$7,852	$7,980	$7,583	$15,832	$14,268
Non-GAAP gross profit margin	50.6%	55.7%	48.3%	53.0%	46.9%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$8,507	$9,112	$9,211	$17,619	$19,040
Reconciling item included in research and development:
Stock-based compensation	183	222	209	405	410
Reconciling item included in selling, general and administrative:
Stock-based compensation	256	241	264	497	511
Total reconciling items included in operating expenses	439	463	473	902	921
Non-GAAP operating expenses	$8,068	$8,649	$8,738	$16,717	$18,119
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(1,099)	$(638)	$(2,058)	$(1,737)	$(3,526)
Reconciling items included in cost of revenue	193	171	164	364	277
Reconciling items included in operating expenses	439	463	473	902	921
Gain on sale of patents	—	—	—	—	(1,600)
Gain on sale of marketable securities	—	—	—	—	(264)
Tax effect of non-GAAP adjustments	136	(144)	(5)	(8)	(9)
Non-GAAP net loss	$(331)	$(148)	$(1,426)	$(479)	$(4,201)
Non-GAAP net loss per share - basic and diluted	$(0.02)	$(0.01)	$(0.09)	$(0.03)	$(0.29)
Non-GAAP weighted average shares outstanding - basic and diluted	18,238	18,029	15,839	18,133	14,710

* Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2012	2011
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(1,099)	$(638)	$(2,058)	$(1,737)	$(3,526)
Stock-based compensation	476	502	505	978	980
Additional amortization of non-cancelable prepaid royalty	156	132	132	288	218
Gain on sale of patents	—	—	—	—	(1,600)
Gain on sale of marketable securities	—	—	—	—	(264)
Tax effect of non-GAAP adjustments	136	(144)	(5)	(8)	(9)
Non-GAAP net loss	$(331)	$(148)	$(1,426)	$(479)	$(4,201)
EBITDA adjustments:
Depreciation and amortization	$1,176	$1,172	$1,256	$2,348	$2,510
Interest expense and other, net	101	98	140	199	306
Non-GAAP provision (benefit) for income taxes	14	(619)	131	(605)	44
Adjusted EBITDA	$960	$503	$101	$1,463	$(1,341)

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$15,097	$15,092
Accounts receivable, net	5,271	4,557
Inventories	4,163	4,107
Prepaid expenses and other current assets	5,745	2,341
Total current assets	30,276	26,097
Property and equipment, net	5,987	7,366
Other assets, net	2,228	2,914
Total assets	$38,491	$36,377
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,655	$4,428
Accrued liabilities and current portion of long-term liabilities	12,404	8,247
Current portion of income taxes payable	176	212
Total current liabilities	17,235	12,887
Long-term liabilities, net of current portion	1,639	2,467
Income taxes payable, net of current portion	2,421	3,223
Total liabilities	21,295	18,577
Shareholders’ equity	17,196	17,800
Total liabilities and shareholders’ equity	$38,491	$36,377

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com